UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-12

MusclePharm Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than The Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 15, 2017

The following information supplements and amends the proxy statement filed on November 9, 2017 (the “Proxy Statement”) of MusclePharm Corporation (the “Company”) furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors for the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournment or postponement thereof. This Supplement is being filed with the Securities and Exchange Commission on November 15, 2017.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Only stockholders of record as of the close of business on November 3, 2017 are entitled to receive notice of, and to vote at, the Annual Meeting.

The Proxy Statement states the address of the location of the annual meeting as 4100-4210 W. Vanowen Place, Burbank, CA 91505. Since the provided address encompasses a complex of buildings, we are amending the Proxy Statement to provide further specificity as to the meeting’s location, which will convene in person at the building located at 4400 Vanowen Street, Burbank, CA 91505. The Proxy Statement is hereby amended such that all references to “4100-4210 W. Vanowen Place, Burbank, CA 91505” shall instead be deemed to refer to “4400 Vanowen Street, Burbank, CA 91505”.

This supplement is intended to act as notice of our annual meeting of stockholders, which will be held on December 15, 2017 at 11:00 a.m. Pacific Time, at 4400 Vanowen Street, Burbank, CA 91505.